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                                                                  EXHIBIT 10.5.2
                               1995 AMENDMENT TO
                   TECHNOLOGY TRANSFER AND FOUNDRY AGREEMENT
                                      AND
                            CO-DEVELOPMENT AGREEMENT



              This 1995 Amendment to Technology Transfer and Foundry Agreement and Co-Development Agreement ("Agreement") is entered into as of August 16, 1995 between SEEQ Technology Incorporated ("SEEQ"), a Delaware corporation having a place of business at Fremont, California, and Hualon Microelectronics Corporation, a Taiwanese corporation ("HMC") that has a place of business at Hsinchu, Taiwan. This Agreement shall become effective on the date (the "Effective Date") of execution of the Settlement Agreement, Release and Tolling Agreement dated the date hereof entered into between SEEQ and HMC ("Settlement Agreement").

                                    RECITALS

         A. SEEQ and HMC entered into a Technology Transfer and Foundry Agreement dated as of July 16, 1990 (the "1990 Foundry Agreement") pursuant to which HMC served as a foundry for SEEQ to manufacture certain logic and other ICs.

         B. The Parties entered into a Co-Development Agreement dated February 24, 1992 (Co-Development Agreement.")

         C. SEEQ and HMC have entered into the Settlement Agreement pursuant to which SEEQ and HMC have agreed to settle certain
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disputes under the 1990 Foundry Agreement and the Co-Development Agreement.

         D. In connection with the implementation of the Settlement Agreement, the parties desire to amend the terms and conditions of the 1990 Foundry
Agreement and the Co-Development Agreement with respect to      Products and
       Processes;

         Accordingly, SEEQ and HMC agree to the following terms and conditions:

         1.   INTRODUCTION

              1.1 This Agreement amends and modifies the 1990 Foundry Agreement and the Co-Development Agreement. Except as amended hereby, each of said agreements shall each remain in full force and effect. In the event of any inconsistency or other conflict between this Agreement and either or both of the 1990 Foundry Agreement or the Co-Development Agreement, the terms of this Agreement shall prevail, and the other agreement is deemed amended by this Agreement.

              1.2 Except as otherwise defined herein, capitalized terms shall have the meanings given to them in the 1990 Foundry Agreement.

              1.3           Products means SEEQ's       ,        and
products.

              1.4           Process means the      CMOS 1.2-micron Process
that was delivered by SEEQ to HMC and subsequently
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modified and developed by HMC and that is now known as    .

2.       FOUNDRY SERVICES

                 2.1 Minimum Wafer Foundering. Upon the terms and conditions set forth herein, at SEEQ's request, HMC shall manufacture Articles
of      Products for delivery to SEEQ.  HMC may also, but shall not be obligated to, manufacture wafers for Products Developed by SEEQ in addition to
the      Products, as determined by the PARTIES.  After execution of the
Settlement Agreement, HMC shall, upon request from SEEQ, based on a four (4) week month, make wafer starts available to SEEQ at a minimum of (a) 125-millimeter wafers (or equivalents in other size wafers) started during the
period from the Effective Date through August 31, 1995, (b)     125-millimeter
wafer starts (or equivalents in other size wafers) started per month (at the
rate of approximately      wafers per week) during the period from September 1,
1995 until the earlier of (i) the end of the term of the 1990 Foundry Agreement
, or (ii) the date in which the      Products have been qualified by SEEQ for
manufacture on the           Stepper, and (c)      125-millimeter wafer starts
(or equivalents in other size wafers) started per month (at the rate of
approximately     wafers per week) during the period following the date on
which the      Products have been qualified by SEEQ for manufacture on the
       Stepper.
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                 2.2  Pricing.  The initial prices per wafer of      Products
foundered by HMC shall be as set forth in Appendix B to the 1990 Foundry Agreement, which appendix is modified to read as set forth in Appendix B hereto.

         3.   ROYALTIES

              Neither HMC nor SEEQ shall be required to pay any royalty to the
other with respect to the sale of any of the       Products, including any
HMC-Improved or SEEQ-Improved version(s) of each such product, as the case may be.

         4.   NOTICES

              All notices given under the 1990 Foundry Agreement shall be in writing and shall be sufficient if delivered in person or mailed, postage prepaid, registered or certified mail, return receipt requested, or transmission by telecopier with confirmation of receipt, to the PARTIES at the following addresses:

SEEQ:                     SEEQ Technology Incorporated
                          4200 Bayside Parkway
                          Fremont, California 94538
                          Attn: President and Chief Executive Officer
                          Telecopier: (510) 657-2837

With a copy to:           Brobeck, Phleger & Harrison
                          One Market
                          San Francisco, CA 94105
                          Attn: Scott D. Lester, Esq.
                          Telecopier: (415) 442-1010


HMC:                      Hualon Microelectronics Corporation
                          6th Floor, Kua Hua Life Insurance Building
                          42 Chung Shan North Road, Station 2
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                          Taipei, Taiwan
                          Attn: President and CEO
                          Telecopier: 886-2-531-3241

With a copy to:           Hanson, Bridgett, Marcus, Vlahos & Rudy
                          333 Market Street, Suite 2300
                          San Francisco, CA 94105
                          Attn: William J. Bush, Esq.
                          Telecopier: (415) 541-9366

         5.   YIELD IMPROVEMENT

              HMC and SEEQ agree that both Parties shall work together immediately following the Effective Date of this Agreement (a) to enable HMC to return probe yields to the levels achieved during 1994 (i.e., in excess of
       die per wafer for the       ) and (b) to thereafter continue to work
together to further improve yields in the manufacture of the SEEQ Products.

         6.   PAYMENTS FOR FOUNDRIED PRODUCTS

              SEEQ shall pay for foundried Products, and shall pay for Mask Generation Costs, all in accordance with Appendix B. SEEQ shall pay HMC all amounts due under this Agreement within thirty (30) days after the receipt by SEEQ of an invoice for such charges. HMC reserves the right to modify such payment terms if any amount payable is sixty (60) days past due (unless such amount is being contested in good faith), or if SEEQ has become insolvent or is not able to pay its debts as they become due.

         7.   MINIMUM WAFER PURCHASE REQUIREMENTS

              The Parties acknowledge that Paragraph 7.2 of the 1990 Foundry Agreement which deals with minimum wafer purchase
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requirements for SEEQ shall no longer be applicable.

         IN WITNESS WHEREOF, authorized officers or representatives of the Parties have executed this Agreement on the dates entered below.

SEEQ TECHNOLOGY INCORPORATED                HUALON MICROELECTRONICS CORPORATION



By                                          By
   --------------------------------            ---------------------------------

     ------------------------                    ------------------------
     ------------------------                    ------------------------


Date                                        Date
     ------------------------------              -------------------------------
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                                   APPENDIX B

                             FOUNDRY DETAIL AND PRICING


1.       EVALUATION, QUALIFICATION, RISK AND PRICING

         1.1     Initial Pricing Terms.  The initial prices for the       , the
                        and the new        design shall be as set forth below:

                 1.1.1            Initial Pricing.  Initial pricing for the
                                 shall be      per wafer.

                 1.1.2            Initial Pricing.  Initial pricing for the
                                 shall be (i)       per sorted die (or       per
                          die if sorted at SEEQ) for all die invoiced prior to
                          December 31, 1995, and (ii)       per sorted die (or
                          per die if sorted at SEEQ) for all die invoiced after January 1, 1996.

                 1.1.3            Initial Pricing.  Initial pricing for SEEQ's
                          new         design shall be based on actual sort
                          yields, when available, and negotiated against an
                          effective wafer price target of       per wafer.

         1.2 Yield Improvements; Future Price Reductions. The PARTIES agree that they will work diligently and with their respective best efforts to achieve yield improvements in the manufacture
                 of the      Products hereunder.  HMC agrees that, in
                 consideration for SEEQ's efforts in the attempt to improve such yields, HMC will negotiate in good faith with SEEQ to
                 reduce the prices set forth above (i) for the        Product
                 manufactured hereunder so that SEEQ may obtain a share of the
                 benefits of yield improvements in excess of     die per wafer,
                 and (ii) for the       and         Products, the Parties shall
                 share the benefits over the base line yields to be agreed upon once mass production of such Products commences.

         1.3               Stepper.        HMC shall take all required actions
                 to bring the            Stepper on-line as soon as possible
                 following the Effective Date to enable HMC to manufacture
                          Products utilizing the          Stepper and to enable
                 HMC to achieve increased
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                 manufacturing capacity for the      Products to be purchased
                 by SEEQ. SEEQ and HMC agree to develop a program immediately following the Effective Date to accomplish this capacity increase. SEEQ agrees to take all necessary actions to assist HMC to accomplish this capacity increase.

         1.4     HMC Engineering Services.

                 1.4.1 HMC agrees to provide the engineering services to build the mask sets and process engineering lots
                          required to update the       mask set and to bring
                          the            Stepper on-line to achieve increased
                          capacity. The new mask sets are to be used for the manufacture of products for both SEEQ and HMC.

                 1.4.2 HMC agrees to provide the engineering services to build the mask sets and process engineering lots required to bring up the latest revision of the in HMC's manufacturing facility.  The new mask
                          sets are to be used for the manufacture of products for both SEEQ and HMC.

                 1.4.3 HMC agrees to provide the engineering services to build the mask sets and process engineering lots
                          required to bring up the new        design in HMC's
                          manufacturing facility. The new mask sets are to be used for the manufacture of products for both SEEQ and HMC.

         1.5     Database Update.  SEEQ shall update the       and
                 databases for use by HMC in accordance with its contractual rights. Such updates shall incorporate any present or future design improvements completed by SEEQ during the term of this Agreement and shall accommodate the use of the Stepper, if technically feasible.

         1.6     The       .  SEEQ shall also provide to HMC the initial
                 database of the        Product, once it has been developed,
                 and shall provide database updates for the        Product
                 during the term of this Agreement.  HMC shall not sell the
                         Product outside of the Permitted Territories prior to
                 the end of the term of
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                 the 1990 Foundry Agreement, provided, however, that prior to
                 the end of such term HMC may sell the        Product to its
                 sakes agent or representative who may not be located within the Permitted Territories if such sale is solely for resale in the Permitted Territories.

         1.7 NRE Payments. SEEQ shall pay Non-recurring Engineering ("NRE") charges as follows:


                 1.7.1    SEEQ shall pay to HMC all NRE charges incurred to
                          establish       manufacturing in HMC's Facility, and
                          shall pay such charges within thirty (30) days after receipt of an invoice therefor, as follows:

                          (a)     SEEQ shall pay to HMC
                                  upon delivery to HMC of a completed
                                  mask set by the mask vendor;

                          (b)     SEEQ shall pay to HMC
                                  upon delivery by HMC to SEEQ of eight
                                  (8) or more wafers from the first engineering lot under this Agreement;

                          (c)     SEEQ shall pay to HMC
                                  upon delivery by HMC to SEEQ of eight
                                  (8) or more wafers from the second
                                  engineering lot under this Agreement.

                 1.7.2    SEEQ shall pay to HMC all NRE charges incurred to
                          transfer the       product for manufacturing in HMC's
                          Facility, and shall pay such charges within thirty
                          (30) days after receipt of an invoice therefor, as follows:

                          (a)     SEEQ shall pay to HMC
                                  upon delivery to HMC of a completed
                                  mask set by the mask vendor;

                          (b)     SEEQ shall pay to HMC
                                  upon delivery by HMC to SEEQ of eight
                                  (8) or more wafers
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                                  from the first engineering lot under this
                                  Agreement;

                          (c)     SEEQ shall pay to HMC
                                  upon delivery by HMC to SEEQ of eight
                                  (8) or more wafers from the second
                                  engineering lot under this Agreement.

                 1.7.3    SEEQ shall pay to HMC all NRE charges incurred to
                          transfer and for start-up of the        product for
                          manufacturing in HMC's Facility, and shall pay such charges within thirty (30) days after receipt of an invoice therefor, as follows:

                          (a)     SEEQ shall pay to HMC
                                  upon delivery to HMC of a completed
                                  mask set by the mask vendor;

                          (b)     SEEQ shall pay to HMC
                                  upon delivery by HMC to SEEQ of eight
                                  (8) or more wafers from the first engineering lot under this Agreement;

                          (c)     SEEQ shall pay to HMC
                                  upon delivery by HMC to SEEQ of eight
                                  (8) or more wafers from the second
                                  engineering lot under this Agreement.

                 1.7.4 It is the intent of SEEQ and HMC that all NRE work to be performed under this Agreement will be completed by December 31, 1995, and that all NRE charges to be paid by SEEQ under this Agreement will be paid by December 31, 1995.

         1.8     Other Matters.

                 1.8.1    HMC acknowledges that SEEQ expects that the
                          Process will be rapidly brought into control and will yield consistently at wafer sort. HMC agrees to use its best efforts, and SEEQ agrees to cooperate with HMC, to ensure this is achieved.
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                 1.8.2    Wafer acceptance is to be subject to normal e-test,
                          visual and workmanship criteria. The PARTIES shall cooperate to determine these matters.

                 1.8.3 Scrap criteria and RMA policy on misprocessed wafers must be competitive. The PARTIES shall cooperate to determine these matters.

         1.9     E-Sort.

                 1.9.1 E-sort will be done either at SEEQ's facility in Fremont, or at HMC's facility in Taiwan, and each PARTY will have auditing rights for the E-sort facility of the other PARTY during normal working hours and with reasonable notice. Proposed changes of software or hardware will follow the same procedure as fab process changes.

                 1.9.2 All E-sort documentation will be maintained for 24 months. Each week, the E-sort area will provide the following information to both PARTIES:

                          - wafers received by lot number, product and date received
                          -     wafers E-sorted by lot number and date E-sorted
                          -     die yield by lot number and product
                          - wafers waiting to be E-sorted by lot number and product.

                 1.9.3 At HMC's option, E-sort can be transferred to a SEEQ-qualified HMC facility. Any change in die price for HMC's E-sort will be determined by the PARTIES.